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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Triarc Consumer Products Group, LLC on Form S-4 of our report dated March 26, 1999 (April 23, 1999 as to Note 23 to the combined financial statements), appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings 'Summary Combined Financial Data', 'Selected Combined Financial Data' and 'Experts' in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

NEW YORK, NEW YORK
MAY 13, 1999


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